UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2015
WATERSTONE FINANCIAL, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-36271 (Commission File Number)	90-1026709 (I.R.S. Employer Identification No.)

11200 W. Plank Ct, Wauwatosa, Wisconsin 53226
(Address of principal executive offices)

(414) 761-1000
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 1, 2015, Waterstone Financial, Inc. issued a press release announcing that the Company's Board of Directors authorized a second stock repurchase program of up to 2,000,000 shares of the Company's outstanding shares of common stock.  In connection with the authorization of this stock repurchase program, the Board of Directors of the Company terminated the Company's existing stock repurchase program, which had authorized the Company to purchase up to 1,721,170 shares of its issued and outstanding common stock.  The Company had previously purchased a total of 1,408,513 shares of its common stock at a weighted average price of $12.92 per share under the existing stock repurchase program.  A copy of the press release is filed as Exhibit 99.1 attached to this report and incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.        Description

99.1             Press release of Waterstone Financial, Inc. issued May 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterstone Financial, Inc.

Date: May 1, 2015	/s/ Allan R. Hosack
Name: Allan R. Hosack
Title: Chief FinancialOfficer

EXHIBIT INDEX

Exhibit No.    Description

99.1          Press release of Waterstone Financial, Inc. issued May 1, 2015